EXHIBIT 99.1
Highbury Financial Inc. Announces Exchange Agreement

Denver, CO, September 14, 2009 – Highbury Financial Inc. (“Highbury”) (OTCBB: HBRF, HBRFW, HBRFU), an investment management holding company, announced today that it entered into an Exchange Agreement (the “Exchange Agreement”) with the holders (the “B Investors”) of the Series B Convertible Preferred Stock, par value $0.0001 per share, of Highbury (the “Series B Preferred Stock”).  Pursuant to the Exchange Agreement, the B Investors agreed to exchange up to 36% of their shares of Series B Preferred Stock to Highbury for up to 1,620,000 shares of common stock, par value $0.0001 per share of Highbury (“Common Stock”). This press release amends the press release issued by Highbury earlier today to correct certain typographical errors in the third sentence of the third paragraph.

Highbury and the B Investors entered into the Exchange Agreement in order to prevent a single stockholder from acquiring ownership beneficially of more than 25% of the outstanding voting securities of Highbury, which could thereby trigger a presumptive change of control under Section 2(a)(9) of the Investment Company Act of 1940, as amended, of Aston Asset Management LLC (“Aston”), Highbury’s wholly owned subsidiary and investment adviser to the Aston Funds.  A change of control of Aston could automatically terminate the investment advisory agreement between Aston and the Aston Funds, even if there is no change in the personnel of Aston.  The Aston Funds are the primary source of revenue for both Highbury and Aston. If the investment advisory agreement between Aston and the Aston Funds is terminated due to a change of control, the business of Highbury and Aston could potentially be significantly damaged.

Pursuant to the Exchange Agreement, each time a person becomes a beneficial owner of 25% or more of the outstanding voting securities of Highbury (a “25% Stockholder”), Highbury simultaneously will issue to each B Investor its pro rata share of the “Exchange Shares.”  “Exchange Shares” means the number of shares of Common Stock that Highbury must issue such that after such issuance the number of voting securities held by the 25% Stockholder that triggered the Exchange will be equal to one share less than 25% of the outstanding voting securities.  In exchange for the Exchange Shares, each B Investor will assign to Highbury such number of shares or fractional shares of Series B Preferred Stock (which shall not exceed 360 shares of Series B Preferred Stock in the aggregate) equal to the quotient of (x) the number of Exchange Shares issued to such B Investor and (y) the “Conversion Number.”  The “Conversion Number” is 4,500, subject to standard anti-dilution provisions.  The number of shares of Common Stock to be received in exchange for each share of Series B Preferred Stock is the same as the number of shares of Common Stock into which the Series B Preferred Stock is presently convertible.

Each exchange contemplated by the Exchange Agreement will be effective upon, and occur contemporaneously with, a person becoming a 25% Stockholder of Highbury.  The maximum number of shares of Common Stock that Highbury may be required to issue in exchange for Series B Preferred Stock pursuant to the Exchange Agreement is 1,620,000. An exchange may not occur after the earlier to occur of (i) the first anniversary of the date of the Exchange Agreement and (ii) a transaction that would constitute a Change of Control (as defined in the Certificate of Designation of the Series B Preferred Stock) of Highbury. If an exchange does not occur on or before the first anniversary of the date of the Exchange Agreement, the Exchange Agreement will terminate.

In connection with the Exchange Agreement, Highbury, the B Investors and the management stockholders named therein entered into an Amended and Restated Investors Rights Agreement (the “Amended and Restated Investor Rights Agreement”) which amends and restates the Investors Rights Agreement, dated August 10, 2009.  The Amended and Restated Investor Rights Agreement provides each of the B Investors with certain registration rights for shares of Common Stock issued upon conversion of the Series B Preferred Stock and the Exchange Shares, including three demand registration rights and unlimited piggy-back registration rights.

The Amended and Restated Investor Rights Agreement also places certain restrictions on the transfer of shares of Series B Preferred Stock and Exchange Shares.  Each of the B Investors agreed that (i) Series B Preferred Stock and Exchange Shares may not be transferred except to immediate family members; by will or the laws of decent and distribution; or with the consent of Highbury (in each case, a “Permitted Transferee”) or as provided in the next sentence and (ii) Exchange Shares and shares of Common Stock issuable upon conversion of the Series B Preferred Stock are subject, in limited circumstances, to a right of first offer in favor of Highbury.  Each B Investor shall have the right to transfer a percentage of his, her or its Exchange Shares without restriction beginning on April 20, 2011.  During the twelve month period beginning April 20, 2011, each B Investor shall have the right to transfer up to 20% of the aggregate amount of Exchange Shares issued to such B Investor pursuant to the Exchange Agreement.  The percentage of the aggregate amount of Exchange Shares that each B Investor may transfer without restriction will increase each year by 20% until April 20, 2015 at which time each B Investor will have the right to transfer without restriction 100% of the aggregate amount of Exchange Shares held by such B Investor.  In addition, under certain circumstances, such as death, disability, retirement or termination of employment without cause of the management stockholder that is the owner of the capital stock of such B Investor, as well as a Change of Control (as defined in the Certificate of Designation of the Series B Preferred Stock) of Highbury or a termination of the management contracts which represented more than 50% of Aston’s aggregate revenue for the prior twelve month period, a B Investor may transfer any or all of the Exchange Shares without restriction.  Unlike the Series B Preferred Stock, Highbury does not have the right to repurchase the Exchange Shares upon the termination of employment of the management stockholder who beneficially owns such Exchange Shares.

The Amended and Restated Investor Rights Agreement includes certain restrictions on voting by the B Investors.  If after an exchange under the Exchange Agreement, the B Investors and their Permitted Transferees in the aggregate, would have the right to vote Exchange Shares and shares of Series B Preferred Stock which, together, represent more than 25% of the votes which may be cast on any matter to be voted upon by the holders of capital stock of Highbury (the “25% Cap”), such B Investor will not, and will cause its Permitted Transferees not to, vote its pro rata percentage of that number of shares of Series B Preferred Stock which, if voted, would cause the 25% Cap to be exceeded. The limitation on voting applies only to the Series B Preferred Stock and not to the Exchange Shares. In addition, each B Investor has agreed to waive its right to elect one director to Highbury’s board of directors as provided in Section 3(c) of the Certificate of Designation of the Series B Preferred Stock.  As a result, until such time as the holders of Series B Preferred Stock own less than 300 shares of Series B Preferred Stock, such holders shall have the right to elect only one director rather than two.  In connection with this waiver by the B Investors, Kenneth C. Anderson will no longer serve as a director elected by the holders of the Series B Preferred Stock and has been added by the board of directors to the class of directors whose term will expire on the date of Highbury’s 2011 annual meeting.

About Highbury

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. Historically, we have pursued acquisition opportunities and sought to establish accretive partnerships with high quality investment management firms, although currently we are evaluating strategic alternatives for Highbury. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; (27) the impact of changes to tax legislation and, generally, the tax position of Highbury; and (28) expenses associated with the formation of the Special Committee and responding to initiatives of dissident stockholders.

Highbury’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Questions and inquiries for further information may be directed to:

Richard S. Foote
President and Chief Executive Officer
212-688-2341